Exhibit 99.1

Hexion Specialty Chemicals, Inc. 180 East Broad Street Columbus, OH 43215 hexion.com	NEWS RELEASE

For Immediate Release

HEXION SPECIALTY CHEMICALS, INC. ANNOUNCES PRICING OF TENDER OFFERS FOR, AND EXECUTION OF SUPPLEMENTAL INDENTURES WITH RESPECT TO, CERTAIN OF ITS OUTSTANDING NOTES AND OUTSTANDING NOTES OF HUNTSMAN INTERNATIONAL INC

COLUMBUS, OHIO – (October 23, 2008) – Hexion Specialty Chemicals, Inc. (“Hexion” or the “Company”) announced today the consideration to be paid in the previously announced cash tender offers and consent solicitations by Nimbus Merger Sub Inc., a wholly owned subsidiary of Hexion, for any and all of the outstanding (A) (i) Second-Priority Senior Secured Floating Rate Notes due 2014 (CUSIP No. 428303AG6) (the “Floating Rate Notes”); and (ii) 9 3/4% Second-Priority Senior Secured Notes due 2014 (CUSIP No. 428303AH6) (the “9 3/4% Notes” and, together with the Floating Rate Notes, the “Hexion Notes”) issued by Hexion U.S. Finance Corp. (“Hexion Finance”) and Hexion Nova Scotia Finance, ULC (together with Hexion Finance, the “Hexion Issuers”); and (B) (i) 11 5/8% Senior Secured Notes due 2010 (CUSIP No. 44701RAE0) (the “Huntsman 11 5/8% Notes”); (ii) 11 1/2% Senior Notes due 2012 (CUSIP No. 44701RAG5) (the “Huntsman 11 1/2% Notes”); (iii) 7 3/8% Senior Subordinated Notes due 2015 (CUSIP No. 44701QAK8) (the “Huntsman 7 3/8% Notes”); (iv) 7 1/2% Senior Subordinated Notes due 2015 (CUSIP No. 44701QAL6) (the “Huntsman 7 1/2% Notes”); (v) 7 7/8% Subordinated Notes due 2014 (CUSIP No. 44701QAP7) (the “Huntsman 7 7/8% Notes”); and (vi) 6 7/8% Subordinated Notes due 2013 (Reg. S ISIN No. XS0274281186, Rule 144A ISIN No. XS0274281855) (the “Huntsman 6 7/8% Notes” and, together with the Huntsman 11 5/8% Notes, Huntsman 11 1/2% Notes, Huntsman 7 3/8% Notes, Huntsman 7 1/2% Notes and Huntsman 7 7/8% Notes, the “Huntsman Notes”), in each case issued by Huntsman International Inc. (formerly known as Huntsman International LLC) (“Huntsman”).

As previously announced, the total consideration (the “Total Consideration”) for each $1,000 in principal amount of the Huntsman 11 5/8% Notes that was validly tendered and not withdrawn by 5:00 p.m., New York City time, on October 22, 2008 (the “Consent Payment Deadline”) will be $1,034.06. The Total Consideration for each $1,000 in principal amount of the Huntsman 11 1/2% Notes that was validly tendered and not withdrawn by the Consent Payment Deadline will be $1,062.50. The Total Consideration for each other series of the Hexion Notes and the Huntsman Notes (together, the “Notes”) was determined as of 10:00 a.m., New York City time, on October 23, 2008, by reference to a fixed spread of 50.0 basis points above the yield to maturity of the applicable reference security as described in the respective Offers to Purchase and Consent Solicitation Statements, each dated October 8, 2008 (the “Offer Documents”). The reference yield for the Floating Rate Notes was 0.811%; the reference yield for the 9 3/4% Notes was 1.344%; the reference yield for the Huntsman 7 3/8% Notes was 1.526%; the reference yield for the Huntsman 7 1/2% Notes was 2.734%; the reference yield for the Huntsman 7 7/8% Notes was 1.344%; and the reference yield for the Huntsman 6 7/8% Notes was 2.734%.

Assuming a payment date of November 6, 2008, the Total Consideration for such Notes that were validly tendered and not withdrawn by the Consent Payment Deadline is $1,021.49 per $1,000 principal amount for the Floating Rate Notes; $1,203.40 per $1,000 principal amount for the 9 3/4% Notes; $1,096.64 per $1,000 principal amount for the Huntsman 7 3/8% Notes; €1,083.97 per €1,000 principal amount for the Huntsman 7 1/2% Notes; $1,157.27 per $1,000 principal amount for the Huntsman 7 7/8% Notes; and €1,086.30 per €1,000 principal amount for the Huntsman 6 7/8% Notes. In each case, the Total Consideration includes a cash consent payment of $15.00 per $1,000 principal amount, in the case of the dollar-denominated Notes, or €15.00 per €1,000 principal amount, in the case of euro-denominated Notes. Holders who tender their Notes and deliver their consents after the Consent Payment Deadline but prior to the Offer Expiration Date will receive the applicable tender offer consideration, which consists of the applicable Total Consideration less the cash consent payment. All holders of Notes validly tendered prior to the Offer Expiration Date will receive accrued and unpaid interest on their tendered Notes up to, but not including, the payment date for the tender offer and consent solicitation.

As a result of the previously announced receipt of the requisite consents to adopt certain proposed amendments to the applicable indentures pursuant to which each series of the Notes was issued, each of (i) the First Supplemental Indenture by and among the Hexion Issuers, Hexion, each of the guarantors party thereto and Wilmington Trust Company, as trustee for the holders of the Floating Rate Notes and the 9 3/4% Notes; (ii) the Fourth Supplemental Indenture by and among Huntsman (as successor by merger to Huntsman LLC), each of the guarantors party thereto and HSBC Bank USA (“HSBC”), as trustee for the holders of the Huntsman 11 5/8% Notes; (iii) the Fourth Supplemental Indenture by and among Huntsman (as successor by merger to Huntsman LLC), each of the guarantors party thereto and HSBC, as trustee for the holders of the Huntsman 11 1/2% Notes; (iv) the Third Supplemental Indenture by and among Huntsman, the guarantors party thereto and Wells Fargo Bank, National Association (“Wells Fargo”), as trustee for the holders of the Huntsman 7 3/8% Notes and the Huntsman 7 1/2% Notes; and (v) the First Supplemental Indenture by and among Huntsman, the guarantors party thereto and Wells Fargo, as trustee for the holders of the Huntsman 7 7/8% Notes and the Huntsman 6 7/8% Notes, has been executed. The proposed amendments, which will eliminate substantially all of the restrictive covenants and eliminate or modify certain events of default and related provisions contained in each applicable indenture and will terminate the liens under the Hexion Notes indenture will become operative when the tendered Notes are accepted for purchase. In addition, if consents in respect of 100% of the outstanding Huntsman 11 5/8% Notes are received, the proposed amendments will effect a release of the liens securing the Huntsman 11 5/8% Notes when the tendered Notes are accepted for purchase.

The tender offers and consent solicitations will expire at midnight, New York City time, on November 5, 2008, unless extended or earlier terminated by Nimbus (the “Expiration Date”). Nimbus reserves the right, at any time or times prior to the Expiration Date, to accept for purchase Notes validly tendered. In the event of an early acceptance, the Total Consideration for the Floating Rate Notes, the 9 3/4 % Notes, the Huntsman 7 3/8% Notes, the Huntsman 7 1 /2% Notes, the Huntsman 7 7/8% Notes and the Huntsman 6 7/8% Notes will be adjusted in accordance with the Offer Documents.

Nimbus’s tender offers are subject to the conditions set forth in the Offer Documents including, among other things, obtaining the financing necessary to pay for the Notes and consents in accordance with the terms of the tender offers and consent solicitations and consummation of Hexion’s Proposed acquisition of Huntsman Corporation.

Nimbus has retained Oppenheimer & Co. Inc., to act as Dealer Manager in connection with the tender offers and consent solicitations. Questions about the tender offers and consent solicitations may be directed to Oppenheimer & Co. Inc., at (800) 274-2746 (toll free) or (212) 885-4646 (collect). Copies of the Offer Documents and other related documents may be obtained from D.F. King & Co., Inc., the information agent for the tender offers and consent solicitations, at (800) 290-6426 (toll free) or (212) 269-5550 (collect).

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the management of Hexion Specialty Chemicals, Inc. (which may be referred to as “Hexion,” “we,” “us,” “our” or the “Company”) may from time to time make oral forward-looking statements. Forward looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” or similar expressions. Forward-looking statements reflect our current views about future events and are based on currently available financial, economic and competitive data and on our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our markets, services, prices and other factors as discussed in our 2007 Annual Report on Form 10-K, and our other filings, with the Securities and Exchange Commission (SEC). Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: our pending merger with Huntsman Corporation, including the related pending litigation; economic factors such as an interruption in the supply of or increased pricing of raw materials due to natural disasters; competitive factors such as pricing actions by our competitors that could affect our operating margins; and regulatory factors such as changes in governmental regulations involving our products that lead to environmental and legal matters as described in our 2007 Annual Report on Form 10-K, and our other filings, with the SEC.

About the Company

Based in Columbus, Ohio, Hexion Specialty Chemicals serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Hexion Specialty Chemicals is controlled by an affiliate of Apollo Management, L.P. Additional information is available at www.hexion.com

Contacts

Investors:

John Kompa, +1 614 225 2223

Director, Investor Relations

john.kompa@hexion.com

Media:

Peter F. Loscocco, +1 614 225 4127

Vice President, Public Affairs

peter.loscocco@hexion.com

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